Exhibit 99.1

Aytu BioPharma Announces Continuing Availability of ADHD Medication Adzenys XR-ODT® in Response to Reported Generic Adderall® XR Supply Disruptions

Adzenys XR-ODT is FDA-Approved as Bioequivalent to Adderall XR

Reported Supply Disruptions of Adderall XR Generic Equivalents Have the Potential to Affect Patient Access to ADHD Medications

ENGLEWOOD, CO / October 5, 2022 / Aytu BioPharma, Inc. (the Company or “Aytu”) (Nasdaq: AYTU), a pharmaceutical company focused on developing and commercializing novel therapeutics, with a development pipeline addressing rare, pediatric-onset disorders, today announced the continuing availability of Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets, CII in response to numerous reported supply disruptions affecting generic Adderall® XR (mixed salts amphetamine) extended-release capsule, CII for the treatment of attention deficit hyperactivity disorder (ADHD). Adzenys XR-ODT is bioequivalent to Adderall XR and is the only FDA-approved, extended-release, orally-disintegrating tablet formulation of amphetamine. Adzenys XR-ODT is indicated for the treatment of ADHD in patients six years and older.

Aytu BioPharma has maintained consistent Adzenys XR-ODT production levels at its Grand Prairie, Texas manufacturing facility to ensure ongoing supply of Adzenys XR-ODT and has experienced no supply disruptions to date.

Adzenys XR-ODT has a twelve hour duration of action, has been FDA-approved as bioequivalent to Adderall XR, and is available in six equivalent strengths as follows:

	Strength (mg)
Adzenys XR-ODT	3.1	6.3	9.4	12.5	15.7	18.8
Adderall XR	5	10	15	20	25	30

Visit www.AdzenysXRODT.com for more information including dose selection and titration schedule.

Josh Disbrow, Aytu BioPharma’s Chief Executive Officer, commented, “The widely reported supply disruptions associated with Adderall XR generics and other extended-release amphetamine medications has caused confusion and concern among the ADHD patients taking these medications, and we want to ensure the ADHD patient community knows that Adzenys XR-ODT supply remains uninterrupted. Further, because Adzenys XR-ODT is available as a convenient orally disintegrating tablet and has been FDA-approved as bioequivalent to Adderall XR, it may be an appropriate option for some patients. Patients are encouraged to discuss any issues relating to medication availability with their physician to see if an alternative medication may be available. Importantly, because Adzenys XR-ODT is available at retail pharmacies and through the Aytu RxConnect program pharmacies nationwide, filling Adzenys XR-ODT prescriptions is simple, and commercially-insured patients’ co-payments are consistent and affordable.”

To locate an Adzenys XR-ODT pharmacy in a patient’s area please visit www.AytuRxConnect.com.

What is Adzenys XR-ODT?

Adzenys XR-ODT is a central nervous system stimulant prescription medicine used for the treatment of ADHD in patients 6 years and older.

Important Safety Information

WARNING: ABUSE AND DEPENDENCE

See full prescribing information for complete boxed warning.

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CNS stimulants, including ADZENYS XR-ODT, other amphetamine-containing products, and methylphenidate, have a high potential for abuse and dependence.

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Assess the risk of abuse prior to prescribing and monitor for signs of abuse and dependence while on therapy

CONTRAINDICATIONS

●	Known hypersensitivity to amphetamine or other ingredients in Adzenys XR-ODT. Angioedema and anaphylactic reactions have been reported in patients treated with other amphetamine products.
●	Taking a monoamine oxidase inhibitor (MAOI), or have taken an MAOI within the past 14 days. Hypertensive crisis can occur.

Adzenys XR-ODT is a federally controlled substance (CII) because it can be abused or lead to dependence. Keep Adzenys XR-ODT in a safe place to prevent misuse and abuse. Selling or giving away Adzenys XR-ODT may harm others and is against the law.

Tell your doctor if you or your child has ever abused or been dependent on alcohol, prescription medicines, or street drugs.

Who should not take Adzenys XR-ODT?

Do not take Adzenys XR-ODT if you or your child is:

●	allergic to amphetamine or any ingredients in Adzenys XR-ODT.

●	taking or has taken an anti-depression medicine called monoamine oxidase inhibitor (MAOI) within the past 14 days.

Adzenys XR-ODT is a stimulant medicine. Tell your doctor about health conditions, including if:

●	you or your child has any heart problems, heart defects, high blood pressure, or a family history of these problems. This is important because sudden death has occurred in people with heart problems or defects, and sudden death, stroke and heart attack have happened in adults. Your doctor should check for heart problems prior to prescribing Adzenys XR-ODT and will check you or your child’s blood pressure and heart rate during treatment. Call the doctor right away if you or your child has any signs of heart problems such as chest pain, shortness of breath, or fainting while taking Adzenys XR-ODT.
●	you or your child has mental problems, or a family history of suicide, bipolar illness, or depression. This is important because the following could occur: new or worse behavior and thought problems, new or worse bipolar illness, new psychotic symptoms (hearing voices, believing things that are not true, are suspicious) or new manic symptoms. Call the doctor right away if there are any new or worsening mental symptoms during treatment.
●	you or your child has circulation problems in fingers and toes (peripheral vasculopathy, including Raynaud’s phenomenon). Fingers or toes may feel numb, cool, painful, sensitive to temperature and/or change color from pale, to blue, to red. Call the doctor right away if any signs of unexplained wounds appear on fingers or toes while taking Adzenys XR-ODT.
●	your child is having slowing of growth (height and weight). Your child should have his or her height and weight checked often while taking Adzenys XR-ODT. The doctor may stop treatment if a problem is found during these check-ups.
●	you or your child has kidney problems. Your doctor may lower the dose.
●	you or your child is or plans to become pregnant.
●	you or your child is breastfeeding or plans to breastfeed. You should not breastfeed while taking Adzenys XR-ODT.
●	you or your child takes any medicines, including prescription and over-the-counter medicines, vitamins, and herbal supplements. Adzenys XR-ODT and some medicines may interact with each other and cause serious side effects.
●	Do not start any new medicine while taking Adzenys XR-ODT without talking to your doctor first.

What should I avoid while taking Adzenys XR-ODT?

●	drinking alcohol

Common side effects of Adzenys XR-ODT include:

●	Decreased appetite and problems sleeping.
●	Children 6 – 12 Years also include: Stomach pain, extreme mood change, vomiting, nervousness, nausea, and fever.
●	Children 13 – 17 Years also include: Stomach pain and weight loss.

●	Adults also include: Dry mouth, headache, weight loss, nausea, anxiety, restlessness, dizziness, fast heart beat, diarrhea, weakness, and urinary tract infections.

These are not all the possible side effects of Adzenys XR-ODT. Call your doctor for medical advice about side effects.

For additional safety information, click here for Prescribing Information and Medication Guide and discuss with your doctor.

To report suspected adverse reactions, contact Aytu BioPharma at 855-AYTU-BIO (855-298-8246). You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

About ADHD

According to the Centers for Disease Control and Prevention, ADHD is one of the most common childhood disorders and can continue through adolescence and adulthood. In fact, ADHD is estimated to affect 5 percent of children and 2.5 percent of adults in the U.S3. Symptoms include inattentiveness, hyperactivity and impulsiveness. These patterns of behavior are seen in many settings (school, home, work) and can impact performance and relationships.

Stimulant medications such as amphetamine and methylphenidate are the standard of care for treating ADHD, and extended-release (XR) formulations of these medications allow for once-daily dosing. Most of the existing treatment formulations are tablets or capsules, which need to be swallowed intact or in some cases sprinkled on certain foods or fluids and ingested immediately. Orally disintegrating tablets differ from traditional tablets and capsules in that they are designed to disintegrate in the mouth, rather than being swallowed whole.

About Aytu BioPharma, Inc.

Aytu BioPharma is a pharmaceutical company with a portfolio of commercial prescription therapeutics and consumer health products, and a growing therapeutics pipeline focused on treating rare, pediatric-onset disorders. The company's prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), as well as Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. Aytu is also building a therapeutic pipeline, which includes AR101 (enzastaurin), an investigational PKCβ inhibitor being studied in the treatment of Vascular Ehlers-Danlos Syndrome (VEDS). VEDS is a rare genetic disease typically diagnosed in childhood resulting in high morbidity and a significantly shortened lifespan, and for which there are no currently approved treatments. AR101 has received

Orphan Drug designation and Fast Track designation from the U.S. Food and Drug Administration and has received Orphan Drug designation from the European Commission. Aytu is also researching and advancing the development of the Healight ultraviolet light A (UVA) endotracheal catheter, a patented, investigational medical device with potential application in the treatment of severe, difficult-to-treat respiratory infections. To learn more, please visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this press release, are forward-looking statements, including but not limited to any statements regarding the financial results and statements presented in this press release and during the business update call following its release. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the strength of our intellectual property portfolio, the anticipated start dates, durations and completion dates and the potential future results of ongoing and future AR101 clinical trials, the effectiveness of AR101 in treating VEDS and the anticipated future regulatory submissions and events related to AR101. We also refer you to (i) the risks described in ''Risk Factors'' in Aytu's Annual Report on Form 10-K, in Quarterly Reports filed on Form 10-Q, and in the other reports and documents it files with the Securities and Exchange Commission.

Contacts for Investors:

Mark Oki, Chief Financial Officer

Aytu BioPharma, Inc.

moki@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

AYTU@lythampartners.com

Source: Aytu BioPharma, Inc.